EXHIBIT 10.24

                            MASTER SERVICES AGREEMENT

     THIS MASTER SERVICES AGREEMENT (the "Agreement"} is entered into as of August 1, 2002 ("Effective Date"), by and between eBillit, Inc., a Delaware corporation ("EB1"), and Telco Billing, Inc., a Nevada corporation ("Client").

     WHEREAS, Client is a provider of certain Internet and/or telecommunications related products and services; and

     WHEREAS, EBI is engaged in the business of providing validation, billing, collection and related services to the internet and telecommunications industries; and

     WHEREAS, EBI is willing to provide its services to Client, and Client desires to obtain such services from EBI, upon the terms and conditions stated herein;

     NOW, THEREFORE, the parties hereto agree as follows;

     1.     DEFINITIONS.    Certain terms used herein are defined in the
            ------------
attached Exhibit A and are incorporated herein by reference.

     2.     EBI SERVICES.  EBI  shall  provide  the  following  services (each a
            -------------
"Service Order") as more fully described on the referenced Schedules, attached hereto and made a part hereof. Service Orders may be added to this Agreement by execution of an applicable amendment hereto including an amendment to Exhibit "B" with respect to such added Service Order.

                                                                         Initial
Schedule     Services Order Options                                       Order
--------     ----------------------                                      ------
    I        Validation/Registration                                      (   )

   II        PhoneBill Services (Telco Billing)                           ( X )

  III        DirectBill Services (Client-Branded Billing)                 (   )

   IV        Credit Card Processing                                       (   )

    V        Automated Clearing House (ACH)                               (   )

   VI        End-User Inquiry (required with Service Option II or III)    ( X )

  VII        Collection Services                                          (   )

 VIII        Customer Management Services                                 (   )

     Throughout the Term of this Agreement, Client shall utilize EBI for any and all services covered by Service Orders hereunder.

     3.      Term. The term of this Agreement shall be for three (3) years from
             -----
the Effective Date ("Initial Term"), and shall automatically renew for successive terms of one (1) year (each a "Renewal Term") unless


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either  party gives the other party ninety (00) days prior written notice of its desire to not renew at least ninety (90) days prior to the scheduled renewal, or otherwise terminates this Agreement in accordance with Section 12, The Initial Term and any Renewal Term shall be referred to collectively herein as "Term".

     4.     CLIENT SUBMISSION  AND  EBIEDIT.   Where  applicable  to  a  Service
            -------------------------------
Order, Client shall submit to FBI its Billing Transactions in a data format acceptable to EBI. Upon receipt of Client's Billing Transactions, EDI shall subject the Billing Transactions to its proprietary edit process (the "EBI Edit Process"), which may screen the Billing Transactions for, among other things, compliance with EBI's billing policies, billing coverage, regulatory requirements, syntax errors and other requirements as EEI may reasonably determine from time to time. EB! shall provide reasonable notification of any changes or restrictions in its edit criteria. Client shall use commercially reasonable efforts to screen its Billing Transactions to exclude records that are not likely to pass the EBI Edit Process. If any of Client's Billing Transactions fail to satisfy the criteria of the EBI Edit Process, EBI shall return such Billing Transactions to Client and EBI shall have no further responsibility For any such returned Billing Transactions.

     5.     SERVICE  FEES.  EBI  shall  be  entitled  to  withhold  from  its
            -------------
disbursements to Client, or otherwise invoice Client, the foes and charges set forth on Exhibit B, attached hereto (collectively "Fees"). In the event EBI invoices Client for its Fees, such invoices shall be due and payable within five
(5) business days of receipt by Client. EBI shall be entitled Co interest on any past-due Fees, or other amounts due to EBI, at the rate of 13% per annum or the maximum rate allowable by law, whichever is less, After the first annual anniversary of this Agreement, EBI may adjust its Fees with thirty (30) days prior written notice to Client, provided-however, that the aggregate effect of such adjustment shall not exceed ten percent (10%) in any 12 month period.

     6.      TAXES, Each party shall be responsible for the timely remittance of
             ------
such party's applicable Taxes (if any) to the appropriate taxing authorities, in no event shall either party be responsible for the other party's obligation to remit such other party's Taxes. Client shall either (initial which applies): (i) [ __ ] include, in the face amount of each Billing Transaction, the amount of any applicable Taxes and format such Billing Transactions so as to be exempt from any additional Taxes; (ii) [ _ ] provide written instructions to EBI directing EBI to apply specific Taxes to the Billing Transactions; or (iii) [ X]
                                                                             --
direct EBI to cause its then-current taxing rates and logic to be applied to Client's Billing Transactions. In the event that EBI is providing services to Client under a Phone-Bill Service Order, attached hereto as Schedule II, then EBI shall cause any Taxes collected by a Telco in relation to Client's Billing Transactions to be remitted to the appropriate taxing authorities. Client agrees to indemnify and hold EBI, its directors, officers, employees, agents, and representatives harmless from and against any liability or loss resulting from any Taxes including, without limitation, any penalties, interest, additions to Tax, Tax surcharges and other Tax-related coats payable or incurred in relation to Client's Services or the Billing Transactions.

     7.     CLIENT  REPRESENTATIONS  AMD  WARRANTIES.   Client  represents  and
           -----------------------------------------
warrants to EEI that, throughout the Term of this Agreement, Client shall be in compliance with all rules, regulations and policies


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including,  but  not  limited to, federal, state, and local 1093! and regulatory requirements and the billing and collection guidelines contained In Exhibit C, attached 'hereto, applicable to any of Client's Services. This warranty is in lieu of any other warranty, express, implied or statutory.

     8.     EBI's REPRESENTATION AMD WARRANTY.    EBI represents and warrants to
            ----------------------------------
Client that, throughout the Term of this Agreement, EBI shall be in compliance with all rules, regulations and policies including, but not limited to, federal, state, and local legal and regulatory requirements applicable to the Services to be provided hereunder, This warranty is in lieu of any other warranty, express, implied or statutory.

     9.      PROOF  OF COMPLIANCE. Each party agrees to provide written proof of
             ---------------------
its compliance, with respect to its respective obligations under Sections 7 or 8 above, to the other party within five (5) business days of such other party's written request. Each party shall have the right to immediately suspend its performances under this Agreement, whether in whole or in part, without liability to the other party in the event that such other party does not provide satisfactory written evidence of such compliance. Each party agrees to notify the other party in writing, as soon as reasonably possible, of any instances where such party is not in compliance with applicable obligations under Sections 7 and 8.

     10.     LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO
             ------------------------
THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF GOODWILL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES REGARDLESS OF THE FORM OF ANY CLAIM, WHETHER IN CONTRACT OR IN TORT OR WHETHER FROM BREACH OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CLIENT HEREBY ACKNOWLEDGES AND AGREES THAT EBI'S LIABILITY WITH RESPECT TO THE PERFORMANCE OF ITS SERVICES SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO EBI FOR THE SERVICES THAT ARE THE SUBJECT OF ANY CLAIM.

     11.     INDEMNIFICATION.
             ----------------

          (a)     By Client.   Client  hereby  agrees  to indemnify and hold EBI
                  ----------
and its directors, officers, employees, agents, and representatives harmless from and against all obligations, liabilities, claims, demands, losses, damages, costs or expenses, including attorney's fees, arising cut of or relating to: (i) Client's material breach of any representation, warranty, covenant or obligation hereunder; (ii) Client's Services; or (iii) the Billing Transactions processed by EBI in accordance with the terms of this Agreement,

          (b)     By EBI.   EBI  hereby  agrees to indemnify and hold Client and
                  ------
its directors, officers, employees, agents, and representatives harmless from and against all obligations, liabilities, claims, demands, losses, damages, costs or expenses, including attorney's fees, arising out of or relating to EBI's material breach of any representation, warranty, covenant or obligation hereunder.

          (c)     Enforcement.  In  the event that either party (in this context
                  ------------
on "Indemnified Party") is served as a defendant in any Claim arising out of any of the foregoing, the Indemnified Party shall promptly provide written notice thereof (the "Claim Notice") to the ether party (in this context the "Indemnifying Party").


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Ten  (10)  business  days  of receipt of the Claim Notice, shall acknowledge, in writing, its obligation under this Section 11 and, thereafter, the Indemnifying Party shall control all aspects of the defense of the claim. In the event that the Indemnifying Party fails to provide such written acknowledge within the specified timeframe then, at its option and without waiving its rights to indemnification hereunder, the Indemnified Party may defend itself, and the Indemnifying Party shall pay all reasonable attorney fees, costs and expenses incurred by the Indemnified Party in such defense.

     12.     TERMINATION  FOR  DEFAULT.     Either party may terminate  this
             --------------------------
Agreement, effective immediately with written notice to the other party upon any of the following events:

          (a) The other party defaults on any payment obligation hereunder and fails to cure such payment default within five (5) business days of written notice of such payment default lo the defaulting party by the non-defaulting party; or

          (b) The other party has violated a representation or warranty contained in this Agreement and such violation remains uncured after five (5) business days following written notice of such violation from the non-defaulting party specifying the nature of the violation; or

          (c) The other party defaults with respect to any other provision of this Agreement and fails to cure such default within thirty (30) days of written notice of such default to the defaulting party by the ,ion- defaulting party; or

          (d) The other party has (i) filed a voluntary petition in bankruptcy or voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts, or any other relief under the Federal Bankruptcy Code or under any other insolvency act or law, now or hereafter existing, or (ii) a receiver or trustee appointed involuntarily, and any petition or action is not suspended, stayed or dismissed within sixty (6O) days after its filing or appointment, as the case may be; or

          (e) Either party determines, in its reasonable discretion, that its business image, reputation or goodwill is being harmed by the services of the other party and such other party has. not satisfactorily cured the indicated problem within ten (10) business days of notice thereof from the first party.


     13.     EFFECT OF TERMINATION.  The  parties  agree that the termination of
             ----------------------
this Agreement for any reason whatsoever, shall not affect or terminate any obligation or liability incurred or assumed by either party prior to the effective date of termination of this Agreement including, without limitation, payment of amounts accrued or owing hereunder and the parties' respective obligations regarding Confidential Information.

     14.     CONFIDENTIALITY.
            ----------------

          (a) As used in this Agreement "Confidential Information" of either party shall mean any information including, without limitation, trade secrets, technical and other information relating to the service or business operations of g party (the "Disclosing Party") that is disclosed either orally or in writing to the other Party {the "Receiving Party") and is marked "Confidential", bears a marking of like


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
import, or would, by the application of a reasonable standard, be understood by the Disclosing Party to be of a confidential nature at the time of disclosure. "Confidential Information" shall expressly include any equipment, hardware or software made available to a Receiving Party by a Disclosing Party that includes or represents a tangible manifestation of a Party's "Confidential Information", whether or not such equipment bears any confidential legend or marking.

          (b) Each party agrees that Confidential Information of the other party which is disclosed or obtained by it hereunder or otherwise, shall, subject to the terms and conditions of this Agreement, be retained in confidence and shall be protected to the same extent and in the same manner as comparable Confidential Information of the Receiving Party, but no less than a reasonable standard of care.

          (c) Information shall not be doomed Confidential Information, and Receiving Party shall have no obligation under this provision with respect to any:

               (i) Information that now or hereinafter comes into the public domain without breach of this Agreement;

               (ii) Information rightfully and lawfully received by a Receiving Party from a third party without breach of this Agreement or any other agreement as evidenced by existing written documentation thereof;

               (iii) Information developed independently or discovered by a Receiving Party without use of the Disclosing Party's Confidential Information as evidenced by existing written documentation thereof;

               (iv) Information approved for release by the written authorization of the Disclosing Party; or

               (v) Information disclosed pursuant to the requirement or request of a governmental agency or court of competent jurisdiction to the extent such disclosure is required by a valid law, regulation or court order provided, however that reasonable prior written notice is given by the Receiving Party to the Disclosing party of any such requirement or request sufficient to permit the Disclosing party to seek an appropriate protective order or exemption from such requirement or request.

          (d) All tangible forms of information, including, but not limited to documents, drawings, specifications, prototypes, samples and the like received hereunder by a Receiving party shall remain the property of the Disclosing Party. Upon written request by a Disclosing Party, the Receiving party shall return to the Disclosing Party all tangible forms of the Disclosing Party's Confidential Information received by Receiving party, together with all copies thereof.

     15.      CHOICE  OF  -  LAWAND  VENUE.  THE VALIDITY OF THIS AGREEMENT, ITS
              -----------------------------
CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER. GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR


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
PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND NOT OTHERWISE SUBJECT TO RESOLUTION BY ARBITRATION HEREUIMDER. SHALL BE BROUGHT EXCLUSIVELY IN AND VENUE SHALL BE PROPER ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE
DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE W[TH THIS SECTION.

     16. PUBLIC ANNOUNCEMENTS Neither party, m y use the other party's name in any public, announcements or public disclosures nor shall either party disclose the terms Of this Agreement, without the prior written consent of the other party,

     17.     NOTICES.  All notices and other communications that are required or
             --------
may be given hereunder shall be in writing and shall be delivered personally, sent by U.S. mail with return receipt requested, by facsimile if receipt is confirmed by means other than the facsimile's electronic confirmation, or by an express carrier with receipt confirmation. All notices and other communications shall be deemed given when actually received by a party as evidenced by an appropriate confirmation. Notice shall be directed to a party at its address set forth below or such other address as shall be given in writing by such party.

eBillit, Inc.                Telco Billing, Inc.
5883 Rue Ferrari             4840 E Jasmine St. Suite 105
San Jose, CA 95138           Mesa, A2 85205
Attention: General Counsel   Attention: Angelo Tullo
FAX: 408-362-2796            FAX: (480) 654-S727

     18.     DISPUTE  RESOLUTION AND ARBITRATION. Except for an action seeking a
             ------------------------------------
temporary restraining order or injunction related to the purposes of this Agreement, or a suit to compel compliance with this dispute resolution process, the parties shall use the following alternative dispute resolution procedures as their sole remedy with respect to any claim, dispute, or other controversy arising out of or relating to this Agreement or its breach.

          (a)     Dispute  Resolution.  At the written request of a party to the
                  --------------------
other party, each party shall appoint an officer or employee representative to meet, negotiate in good faith, and attempt to resolve any dispute arising under this Agreement The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the parties' representatives. Upon the mutual agreement of the parties, the designated representatives may elect to utilize non-binding mediation Lo assist in the settlement of the dispute. Discussions and correspondence among the representatives, for purposes of these negotiations, shall be treated as Confidential Information developed for purposes Of settlement, exempt from discovery and production, and which shall not be admissible in any arbitration or related action absent the mutual written


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
agreement of the parties. Documents identified in, or provided with such communications, that are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted as evidence in any arbitration or related action hereunder.

          (b)      Arbitration.  if  the negotiations do not resolve the dispute
                   ------------
within sixty (60) calendar days of the initial written request for a meeting pursuant to Section 13 (a) hereof, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration rules of the American Arbitration Association Chen in effect (the "Rules"). A party may demand such arbitration in accordance with the procedures set out in those Rules. The arbitration hearing shall be commenced within sixty (6O) calendar days of the elate of the demand for arbitration. The arbitration shall be held in San Jose, California. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear Ka own costs of these procedures. A party seeking discovery shall reimburse the responding party the reasonable costs of production of documents. The parties shall share equally the fees of the arbitration and the arbitrator.

     19.     GENERAL PROVISIONS.
             -------------------

          (a)     Attorney's  Fees.  In the event of any legal proceeding, other
                  -----------------
than arbitration, arising out of or relating to this Agreement, the prevailing party thereto shall be entitled to reimbursement from the other of all reasonable attorney's fees and costs incurred in connection therewith.

          (b) Severability. If any provision of this Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

          (c)     Captions.   The paragraph headings contained in this Agreement
                  ---------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)     Assignment.   Either  party  may  assign  this Agreement to an
                  -----------
entity holding a majority ownership interest in the assigning party or in which the assigning party holds a majority ownership interest. In addition, Client may assign, in whole or in part, its right to payments hereunder to a third party. Neither party may otherwise assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. All assignments shall be in writing, duly signed by an officer of the assigning party. This Agreement shall &e binding upon and inure to the benefit of the successors and permitted assigns of the parties.

          (e)     Amendments: No Waiver.   Except  as otherwise provided herein,
                  ----------------------
this Agreement may be amended or modified only by a written instrument executed and delivered by duly authorized representatives of the parties hereto, No waiver of any right hereunder shall be deemed to be a waiver of the same or any other right on any other occasion.

          (f)     Third Party Rights.  The  parties  do not intend to confer any
                  -------------------
benefit hereunder on any person or entity other than the parties hereto.

          (g)     Further Assurances.  The parties agree to do such further acts
                  -------------------
as may be reasonably necessary to evidence or confirm the agreements contained herein and the matters contemplated hereby.


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
          (h)      Force  Majeure.  Neither  party shall be deemed in default of
                   ---------------
this Agreement to the extent that any delay or failure in performance of its obligation results, without its fault or negligence, from any cause beyond its control, including, but not limited to, acts of God, acts of civil or military authority, government regulation, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, floods, earthquakes, nuclear accidents, strikes, power losses, unusually severe weather conditions, inability to secure third party products, services, communication or transportation facilities, Internet hacking, viruses or similar acts of sabotage, or act of or omission of common carriers (each an "Interrupt Event"). Upon the occurrence of an Interrupt Event that causes either party to be unable to perform its obligations hereunder, such party shall: (i) immediately notify the other party in writing of such Interrupt Event and its expected duration; and (ii) take all commercially reasonable steps to recommence performance of its obligations hereunder. In the event that an interrupt Event delays a party's performance of its obligations by more than fifteen (15) days following notice by such party, such event shall be deemed a default hereunder and shall be subject to the rights and remedies of these parties.

          (i)     Counterparts.   This  Agreement  may  be  executed in separate
                  ------------
counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

          (j)     Integration of Agreement,   This  Agreement: together with the
                  -------------------------
Exhibits and Schedules hereto, contains the entire understanding of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings among the parties, whether oral or written, relating to the subject matter hereof.

          (k)      No Agency. Neither EB! nor Client is an agent, partner, joint
                   ----------
venture, trustee, fiduciary or legal representative of the other party and neither EBI nor Client has authority to act for or incur any obligation on behalf of or in the name of the other party other than as expressly set forth in this Agreement.

          (l)      Corporate Authority. The parties hereto represent and warrant
                   --------------------
that they have the capacity, power and authority to enter into this Agreement, and that the individuals signing on behalf of both parties have the authority to so sign.

  {- Signature page and Exhibits follow. Remainder of page intentionally left blank. -}


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.


eBillit, Inc. (EBI)                    Telco Billing, Inc. (Client)
By:     /s/ Illegible                  By:    /s/ Angelo Tullo, pres.
      ------------------------------        -------------------------
Name:   Illegible                      Name:  Angelo Tullo
      ------------------------------        -------------------------
Title:  CEO                            Title: President
      ------------------------------        -------------------------
Date:   1-2-03                         Date:  12/6/02
      ------------------------------        -------------------------


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
                                  EXHIBIT "A"

                          DEFINITION OF CERTAIN TERMS
                          ---------------------------

The following terms shall have the meaning ascribed thereto throughout this Agreement and any Exhibits and Schedules attached hereto:


"Account"  shall  mean  a  separate  account  of  Client  under  which  Billing
 -------
               Transactions  and  settlement  funds  are  tracked  and reported.

"Account Number" shall mean the number, assigned by EBI, which is used to
 --------------
               reference  a  particular  Account,

"Adjustment" shall mean a post-billing deduction made to an End-User's bill with
 ----------
               respect to Client's Billing Transactions, usually arising from End-User disputes regarding a billed amount Adjustments may be initiated by (i) Telcos, where applicable, in accordance with the Billing Contracts, (ii) by Client at its discretion, or (iii) by EBI in accordance with this Agreement.

"ANI"  shall  mean  Automatic Number Identification, which refers to the network
 ---
               capture of a dialing party's originating telephone number. For many dialed services, the ANI is used as the BTN (see below).

"Billing  Contract"  shall  mean a billing and collection agreement entered into
 -----------------
               between EBI and a LEG and/or certain third parties that contract directly with such LEG. Billing Contracts permit the inclusion of approved types of Billing Transactions on the LEC's local telephone bill to business and residential consumers. A current list of existing Billing Contracts as of the Effective Date is attached to Schedule II as Exhibit ll-A.

"BTN" shall mean a billing telephone number, which identifies the telephone line
 ---
               to  which  a  Billing  Transaction  was  charged  by an End-User.

"Billing Transaction" shall mean an electronic data record evidencing the use by
 -------------------
               an End-User of Client's Service, which includes relevant information regarding such use.

"Client's  Service"  shall  mean  a service provided by a Service Provider which
 -----------------
               gives rise to a Billing Transaction or otherwise results in or necessitates a service to be performed by EBI hereunder.

"Deposit  Month"  shall  mean  a  particular calendar month within which Billing
 --------------
               Transactions are processed and submitted by EBI to the applicable Telcos.

"EBI  Edit  Process"  shall  mean  EBI's  internal edit checks applicable to the
 ------------------
               formatting and/or content of Billing Transactions as further described under Section 4 of the Agreement.

"EBI  Reserve"  shall mean an amount withheld, from the amount otherwise owed to
 ------------
               Client with respect to Billing Transactions, to protect EBI from credit losses or otherwise to cover other reserves or offsets, other than Uncollectibles imposed by a Telco.

"EBI Systems" shall mean alt of EBI's proprietary systems developed and owned by
 -----------
               EBI or licensed to EBI, including but not limited to any software, processes and procedures related thereto that are used by EBI in the performance of its obligations hereunder, EBI
               Systems shall also include any improvements, enhancements, customizations, and upgrades thereto whether jointly developed or otherwise. EBI shall own all Intellectual Property Rights in the EBI Systems.

"End-User" shall mean a consumer of Client's Service, including, but not limited
 --------
               to,  an  individual,  corporation  or  other  entity.


                                   - CONFIDENTIAL -                      Page 10

"End-User Inquiry" shall mean oral or written contact from an End-User regarding
 ----------------
               a billing charge usually as a result of the End-User disputing such charge or otherwise seeking an explanation. End-User Inquiries are either handled by EBI or Client in accordance with the attached Schedule VI, or handled by a Telco in accordance with such Telco's inquiry policies and applicable regulations.

"Fees"  shall mean those fees set forth on Exhibit B to the Agreement, which are
 ----
               applicable  to  the  Service  Options  ordered  by  Client

"Intellectual  Property  Rights"  shall  mean  all  forms of proprietary rights,
 ------------------------------
               titles, interests, and ownership relating to patents, copyrights, trademarks, service marks, trade names, trade dresses, trade secrets, know-how, mask works, moral rights, and all similar rights of every type that may exist now or in the future under the laws of any jurisdiction.

"LEC" shall mean a local exchange carrier within the telecommunications industry
 ---
               that, among other things, provides dial tone service to business and for residential consumers.

"Reject"  shall  mean  any Client Billing Transaction that fails to pass the EBI
 ------
               Edit  Process  as  described  in  paragraph  4(a)  hereof.

"Service Provider" shall mean either Client or Client's customer, as applicable,
 ----------------
               where such entity provides services to End-Users giving rise to Billing Transactions, In the event that Service Provider is not Client, Client is responsible for all actions, inactions, errors and omissions of Service Provider with respect to the Billing Transactions.

"Taxes"  shall  mean  all  federal,  state  or  local  sales, use, excise, gross
 -----
               receipts or other taxes or tax-like charges imposed on or with respect to any service or transaction which is the subject of this Agreement,

"Telco"  shall  mean  a  LEC with which EBI, directly or indirectly, maintains a
 -----
               Billing Contract. A current list of such Telcos as of the Effective Date is attached to Schedule II as Exhibit lI-A.

"Term", "Initial Term" & "Renewal Term" are each defined in Section 3 of the
 ----    ------------     ------------
               Agreement.


                                   - CONFIDENTIAL -                      Page 11

                                  EXHIBIT "B"
                                      FEES
                                      ----

The following Fees shall apply:

     1)   PHONEBILL SERVICES (TELCO BILLING)

          a) Initial Account setup (sub-CIC) fee:             N/A

          -    each additional Account:                       $1,500.00 one time

          b)   EBI Processing Fees:

               Gross Dollars Deposited
               -----------------------
               each Month                                     Fee Rate
               ----------                                     --------

               All volume levels                               2.75%

               EBI's processing fee for each Account's Deposit Month shall be the greater of: i) the gross dollars deposited each month multiplied by the Fee Rate, or ii) $.34 per Billing Transaction, or iii) a minimum monthly fee of $10,000 for up to two Account(s) and $5,000 for each additional Account. Notwithstanding item
               iii), above, in the event that, during any then-current Term, Client pays EBI a cumulative processing fee exceeding the product of the applicable monthly minimum and the number of months included in such Term, then no monthly minimums shall apply for the remainder of such Term. For example, if after 12 months of the Initial Term, Client has been utilizing two Accounts and has paid to EBI $240,000 in processing fees, then no monthly minimums would apply for the remainder of the Initial Term. This contract effective August 2002, but executed in final form 12/6/02 as such client has already met all minimum requirements for the contract period.

     2)   END-USER INQUIRY

          a)   Verbal End-User Inquiry                    $ 3.50 each

          b)   Referral (live agent)                      $ 2.00 each

          c)   Transferred or auto-referred               $ 0.11 per minute

                                                          Not to exceed $1.00

          d)   Written End-User Inquiry                   $ 5O.OO each

          e)   Written regulatory complaints              $ 5O.OO each

          f)   Adjustment record processing               $ 0.50 each


                                   - CONFIDENTIAL -                      Page 12

                                  EXHIBIT "C"

                        BILLING AND COLLECTIONSGUIDELINES
                        ---------------------------------

EBI has adopted the anti-cramming consumer protection guidelines of the Coalition to Ensure Responsible Billing (CERB). By adopting these guidelines, EBI is committed to billing standards and practices to ensure a maximum level of consumer protection. Client hereby agrees to the following as consideration for EBI billing for its services.

1.   COMPANY INFORMATION

     Client shall provide EBI with the following information:

     -    Client's company name, including dba's, and address.

     -    Names of all officers, directors and principals of Client.

     -    Proof of corporate or partnership status.

     -    Copies of certifications as required.

     -    Foreign corporation filings as required,

     -    Any Applicable tariffs upon request,

     - The names and addresses of any telemarketing companies to be used by the Client.

     - The names and addresses of any third party verification companies to be used by the Client.

2.   SCREENING OF PROGRAMS, PRODUCTS AND SERVICES

     Prior to EBI's billing for any Client services, Client shall provide EBI with the following information:

     - A complete set of its marketing materials pursuant to the programs or services to be billed by ESI. "

     -    A complete set of its advertisements (print or other media) pursuant
          to the programs or services to be   billed by EBI.

     - Applicable fulfillment package (which must include cancellation information if not included elsewhere and a toll free Client service telephone number)

     - Complete scripts for sales verification, Client shall not change scripts or programs without first providing changes to EEI.

     - Honest, clear, and understandable text phrase for appearance on the bill.

     NOTE: EBI will not provide billing for services employing the following practices and Client hereby agrees it will not provide Billing Transactions to EBI for the following:

     -    Box, sweepstakes, or contest - type entry forms.

     -    Negative option sale offers.

     -    800 pay-per-call

     -    Collect callback

     - Phantom billing (charging for calls never made or services never provided).

     - Such other programs, products, or services that regulatory agencies, EBI or Telcos, where applicable, determine to be deceptive to consumers.


                                   - CONFIDENTIAL -                      Page 13

                                  EXHIBIT "C"

                       BILLING AND COLLECTIONS GUIDELINES
                       ----------------------------------

3.   COMPLIANCE MONITORING

     EBI requires Client to:

     -    Minimize End-User inquiries and complaints it receives.

     -    Minimize End-User complaints to government agencies.

     - Maintain up-to-date records regarding complaints and inquiries that it receives.

     -    Promptly adopt action plans to respond to complaints and inquiries,

     -    Assist and cooperate with investigations of End-User disputes,

     - Promptly cease billing any recurring charges to an End-user when there is a clear indication that such End-User is no longer utilizing Client's product or service.

4.   MANDATORY AUTHORIZATION!

     Where State or Federal agencies (or Telcos, Where applicable) require consumer pre-authorization for the services, products or programs provided by Client, Client must employ one of the following forms of authorization. Such authorization must be retained for a period of two (2) years and made available upon request. Additionally, if State/Federal agencies or Telcos amend their requirements, Client is responsible for its full compliance thereto:,

     -    Recorded independent third party verification

     -    Written or electronic letter of authorization (LOA)

     -    Written or electronic sales order

     -    Voice Recording of telephone sales authorization,

     An authorization must legibly include the following to be valid;

     -    The date of authorization.

     - The telephone number and, where practical, name and address of the consumer.

     -    Assurance that the consumer is qualified to authorize billing.

     - A complete description of the product or service,- A description of the applicable charges.

     - An explicit acknowledgment by the consumer as to how the charges for the product or service will appear on his/her bill.

     -    Affirmative acceptance by the consumer of the offer.

     - A toll-free number that subscribers may call to make inquiries concerning the service.

     In addition, authorization verified by an independent third party must include;

     - An initial statement that the purpose of the verifications is to confirm the consumer's intention to accept the sales offer.

     - A statement that the service provider is not affiliated with o LEG, where there is no affiliation.

     -    A unique consumer identifier.

     - A review by third party personnel of the entire verification where the verification is automated,

     An Independent third party verifier must meet the following criteria:

     - It must be completely independent of the service provider and the telemarketer,

     - It must not be owned, managed, controlled or directed by Client or the telemarketer.

     - It must not have any financial incentive in the completion of the sale.

     - It must operate in o location physically separate from the service provider and the Telemarketer.


                                   - CONFIDENTIAL -                      Page 14

                                   EXHIBIT "C"

                       BILLING AND COLLECTIONS GUIDELINES
                       ----------------------------------

5.   HIGH STANDARD BILLING PRACTICES

     Central to a consumer's right to ensure that they have not been billed inappropriately is the ability to understand and read the bill. Client shall use it's best efforts to ensure that the information provided to EBI fairly and accurately describes the service(s) provided to the End-User including, but not limited to:

     -    Identification of the Client providing the services.

     -    Detailed description of products or services.

     -    Detailed identification of the charges.

6.   END-USER SATISFACTION

     As End-Users must be able to easily and quickly address potential billing disputes, EBI may provide the End-User or a regulatory agency on request;

     -    The name, address, phone number and fax number of the Client.

     -    The nature of any charge

     -    The method of authorization.

     -    Information as to how an End-User may cancel a service or product.

     In conjunction with the Agreement EBI, or Client, will provide:

     -    A toll-free customer service number.

     -    Dedicated staff to respond to End-Users inquiries,

     -    Full and timely investigation Of any written dispute.

     - A credit or response to the End-User within 30 days of the End-User's dispute.

7.   DISCLOSURE

     Client hereby agrees that EBI may share the following with federal and state enforcement agencies:

     - Identifying information with respect to terminated billing for Client programs or services.

     - A description of specific problems relating to "Slamming" or "Cramming" that EBI has encountered, and the steps taken to correct such problems.

     - Summary and detailed data with regard to End-User complaints, inquiries and Adjustments.

8.   REIMBURSEMENT TO EBI

     Client acknowledges and agrees to fully reimburse EBI, within ten (10) days, any fines or penalties charged EBI by Telcos and/or Stale/Federal agencies pursuant to Client's Billing Transactions billed by EBI.

(These guidelines may be amended from time-to-time by EBI providing thirty (30) days prior written notice. If such changes have a material adverse effect on
                              ----------------------------------------------
Client's ability to market its services. Client may immediatelyterminate this
-----------------------------------------------------------------------------
Agreement without penalty.)
--------------------------


                                   - CONFIDENTIAL -                      Page 15

        SCHEDULE II-Service Order for PhoneBill SERVICES (TELCO BILLING)
        ---------------------------------------------------------------

     This Service Order for PhoneBill Services ("Service Order") shall be effective as of the Effective Date of the Agreement (the "Order Date"). This Service Order may be terminated by either party, as of the end of the then-current Term of the Agreement, by providing written notice to the other party at least 90 days prior to the end of such current Term. Otherwise, this Service Order shall remain in full force and effect until termination of the Agreement.

     1.     SERVICE ORDER SUMMARY. This Service Order shall generally include;
            ----------------------
i) submission of Client's valid Billing Transactions to Telcos for billing and collection, ii) processing of Unbillables, Adjustments and Uncollectables as such terms are defined herein, iii) database administration to support End-User Inquiry, iv) reconciliation and settlement of amounts due to Client with respect to the Billing Transactions, and v) standard reporting arid tracking for each Account established by Client.

     2.     TELCO  SUBMISSION.   UMBILLABLES.    EBI  shall submit to the Telcos
            ---------------------------------
those Billing Transactions of Client that have passed the EBI Edit Process and represent Client Service that have been pro- approved by EBI and/or the Telcos where applicable, Telcos may subject Client's Billing Transactions, submitted to it by EBI, to its own edit process and either be unable or unwilling to bill certain transactions (each an "Unbillable") even though such Unbillable transactions passed the EBI edit process. Unbillables returned to EBI in an electronic format by the Telco will be returned to Client in a similar format. EBI shall nave no further responsibility for such Unbillable transactions except, however, if Billing Transactions are deemed Unbillable due to EBI's error or omission, EBI shall correct and resubmit such Billing Transactions at no additional charge to Client, Unbillables shall be applied to the settlement of amounts due Client in accordance with the methodology set forth on Exhibit II-B attached hereto.

     3.     INQUIRY SUPPORT, ADJUSTMENTS.  A  separate  service  order  to cover
            -----------------------------
End-User Inquiry is attached to the Agreement as Schedule VI, Notwithstanding the previous sentence, each Telco reserves the right to perform End-User Inquiry pursuant to the applicable Billing Contract, As a result of End-User Inquiry services or otherwise as initiated by either party or a Telco, EBI shall process Adjustments, as such term is defined on Exhibit A to the Agreement, and incorporate the amount of such Adjustments into the settlement of amounts due to Client Adjustments initiated by a Telco and reported to EB1 snail De applied to Client in accordance with the methodology set forth on Exhibit II-B attached hereto.

     4.     HOLDBACK, TRUE-UP, UNCOLLECTABLES.  Telcos  may  withhold,  from the
            ----------------------------------
gross deposited dollars, a reserve amount to cover anticipated write-offs of uncollectible End-User accounts ("Uncollectable"), which may be realized some time in the future. EBI shall withhold a similar amount from funds otherwise due to Client (the "Telco Holdback") in order to cover amounts withheld by Telcos. The Telco Holdback rate shall be


                                   - CONFIDENTIAL -                      Page 16
initially sot at ten percent (10%) of the gross value of Client's Billing Transactions. The Telco Holdback rate may be modified from time to time by EBI based on a reasonable analysis of Client's Billing Transactions. From time to time, Telcos will conduct a reconciliation of the amounts held back compared to actual Uncollectables realized for a particular period (a "Telco True-Up"} and may subsequently revise their reserve races as well as collect from or refund to EBI any difference between the amounts withheld by such Telcos and the actual Uncollectables. After a Telco performs its Telco True-Up and reports the results to EBI, EBI will similarly reconcile the Telco Holdback amount with the realized Uncollectables pursuant to the methodology contained in Exhibit II-E {each such reconciliation a "True-Up"). EBI shall include the results of such True-Ups on a summary report to Client, True-Up results reflected on the summary report shall be incorporated into the settlement of amounts due to Client, as further described in Section 6, hereunder.

     5.     OTHER DEDUCTIONS.
            -----------------

          a)     Telco  Fees.   EBI  shall  be  entitled  to  recover  from  or
                 -----------
pass-through to Client, all Telco- imposed processing and other charges associated with Client's Billing Transactions ("Telco Fees"). The Telco fees are set forth on Exhibit II-D hereto.

          b)     EBI Reserve.   EDI may withhold, from any amounts otherwise due
                 ------------
to Client, an amount necessary to fund the EBI Reserve. The EB! Reserve rate for each Account under this Agreement will initially be established at four percent (4%) of gross value of Client's Billing Transactions, EBI may, in its reasonable discretion, adjust the EBI Reserve requirement for any Account, Such adjustment may be accomplished by either; (i) adjusting the previously established reserve percentage for such Account; (ii) adjusting or offsetting the EG! Reserve for another Account; (iii) invoicing Client directly for additional amounts required; or (iv) reimbursing Client for excess amounts, if applicable. With respect to Client's Billing Transactions, certain Telco's may require a reserve for Unbillables and/or Adjustments exceeding certain thresholds. This requirement may necessitate an increase in the ebi Reserve. If applicable, this increase shall be based on Client's actual Unbillable and/or Adjustment experience over a three (3) month period for the subject Telcos. The adequacy of this component of the EBI Reserve shall be reviewed on a quarterly basis and determined based on Client's actual experience of Unbillables and/or Adjustments in the prior quarter for the relevant Telcos.

     6.  SETTLEMENT  OF AMOUMTS DUE. Client Shall be entitled to the gross value
         ---------------------------
of the Billing Transactions remitted to the Telcos less any applicable Unbillables, Adjustments, Telco Holdback, excess Uncollectables (pursuant to any True-ups), Fees, Telco Fees and EBI Reserves (the difference being the "Net Proceeds"). On or before the 60th day following the end of a Deposit Month, EBI shall transfer, by wire to Client's designated bank account, an estimate of the Net Proceeds relating to such Deposit Month. Within thirty (30) days thereafter, EBI shall reconcile the estimated amount paid to Client with the actual Net Proceeds for the subject Deposit Month and apply any corrections to a subsequent payment event. All wire instructions from Client to EBI shall be in writing signed by a duly authorized representative of Client. In the event that the


                                   - CONFIDENTIAL -                      Page 17
calculation of Net Proceeds yields a negative amount, EBI's reporting to Client of such negative amount shall be deemed an invoice for same and Client shall, within fifteen (15) days, reimburse EBI for such negative amount. In addition to the Net Proceeds, Client shall be entitled to any excess Telco Holdback from prior period True-ups and any excess EBI Reserve as set forth below:

          (a)  Periodic  EBI  Reserve  Remittance.  No  later than thirteen (13)
               -----------------------------------
months from the end of a given Deposit Month ("Roll-Down Month"), EBI shall apply fifty percent (50%) of the Roll-Down Month's EBI Reserve, by Account Number, to Client's Account, At the 181h month from the close of a Roll-Down Month, EBI shall apply the balance of the Roll-Down Month's EBI Reserve, by Account Number, to Client's Account.

     7.     REPORTS.
            --------

          (a)     Standard Reporting. EBI  agrees  to  provide Client with EBI's
                  -------------------
standard reports identified in Exhibit II-C attached hereto and incorporated herein. Client may request that EBI provide additional reports or a different formatted report. To the extent EBI can comply with such request with reasonable effort, EBI shall supply such reports at an additional charge based upon the time and expense to be mutually agreed upon by the parties.

          (b)     Report Review.  Client agrees  that  it  is solely responsible
                  --------------
for inspecting and reviewing all reports provided by EBI within sixty (6O) days of receipt by Client. Client's failure to report any errors; or inconsistencies with respect to such reports within such timeframe shall constitute acceptance by Client.

          (c)     Report Detail.   Client  acknowledges  and agrees that (i) the
                  --------------
individual Telcos may not always provide definitive detail to EBI for amounts the Telco deems to be Unbillables, Adjustments, or Uncollectables, (ii) EBI shall not be held to a higher standard of accounting pertaining to Telco performance as that provided by the individual Telco, and (iii) EBI's methodology contained in Exhibit II-B associated with the determination of Client's share of Unbillables, Adjustments or Uncollectables is reasonable and appropriate given the detail received from the individual Telco.

          (d)     Audit.   Upon  30  days prior written notice by Client, but no
                  ------
more frequently than once during a twelve (12) month' period, Client shall have access to EBI's records pertaining to Client's Billing Transactions, including, but not limited to, the information EBI receives from Telcos, The audits conducted hereunder shall be at Client's solo cost and expenses provided, however, it an audit reveals that amounts due to Client were understated by more than 10% for the period audited, then EBI shall, in addition to promptly paying to Client the understated amount, reimburse Client for all reasonable out-of-pocket audit costs. Notwithstanding any of the foregoing, Client shall have no right to audit any EBI records pertaining to periods more than eighteen
(18)  months  prior  to  the  date  of  notice  of  such  audit.

     8.     BILLING  APPEARANCE.   Where  3  Telco  provides  the  capability,
            -------------------
Client's Billing Transaction shall appear on such Telco's subscriber bills under the name designated in writing by Client for each Account Number.


                                   - CONFIDENTIAL -                      Page 18

     9.     TELCO CONFEIDENTIALITY  Client  hereby acknowledges and agrees that,
            ----------------------
without authorization from a Telco, Client shall not publish or use the name, service mark or trademark of any Telco in its advertising, telemarketing, direct mail or other promotions or make any misrepresentations concerning an affiliation with any Telco with regard to the Billing Transactions or Client's Services, in the event of a violation of this section, Client shall pay to EBI, as liquidated damages, for loss of reputation and business good will, and not as a penalty, $10,000 for each such violation.


  {- End of Schedule II. Exhibits follow. Remainder of page intentionally left blank - }


                                   - CONFIDENTIAL -                      Page 19

                                 EXHIBIT "II-A"

                            Telco Billing Contracts
                            -----------------------


Ameritech           - Ohio Bell          NYNEX              - New England Tel
                    - Michigan Bell                         - New York Tel
                    - Indiana Bell
                    - Wisconsin Bell     Pacific Bell       - Pacific Bell
                    - Illinois Bell                         - Nevada Bell


Bell Atlantic       - New Jersey Tel     Southwestern Bell
                    - Bell PA
                    - Diamond State      U.S. West          - Northwest Bell
                    - C&P DC                                - Mountain Bell
                    - C&P MD                                - Pac NW Bell
                    - C&P VA
                    - C&P WVA            Alltel


Bell South                               Cincinnati Bell


GTE                 - GTE North          Illuminet
                    - GTE Florida
                    - GTE South          NECA
                    - GTE South West
                    - GTE California     SNET
                    - GTE West
                    - GTE North West     Sprint United      - United Florida
                    - GTE Hawaii                            - CT & T
                                                            - United Indiana
                                                            - United Midwest


GTE Contel          - GTE North Contel
                    - GTE South Contel
                    - GTE S-W Contel     Telecom Canada
Citizens Telephone

All programs are subject to initial and continuing Telco approval and can be terminated at any time. Additional Telcos may be available for service, subject to Telco approval, upon EBI review and recommendation. The above information is generally current at the time of printing and is to be used for informative purposes only. The information contained in this Exhibit is subject to change without notice. Inclusion in the above list docs not indicate or imply that the name Telcos approve the program(s) contemplated under this Agreement, EBI makes no promise or guarantee that this information is constant, permanent, all inclusive and/or final.


                                   - CONFIDENTIAL -                      Page 20

                                 EXHIBIT "II-B"
                                  TELCO RETURNS
                                  -------------
                    MATCHING PROCESS & ALLOCATION METHODOLOGY
                    -----------------------------------------
Rejects:
--------

     Full Key:      Bill To Number (BTN)
                    Originating Number Terminating Number Call Date
                    Call Time      (Seconds excluded)
                    Call Duration  (Seconds excluded)

A reject call record that matches a history record based on the above Full Key is considered an exact match and is returned to the Client with the EBI return code in position 70-71,

Unbillables:
------------

     Full Key:      Bill To Number (BTN)
                    Originating Number Terminating Number Call Date
                    Call Time      (seconds excluded)
                    Call Duration  (seconds excluded)

An unbillable call record that matches a history record based on the above FullKey is considered matched and is returned to the Client with the EBI return code in position 70-71.

If the total matched data is less than the unbillable amount charged by the Telco, a non-specific allocation is applied to the shortfall. The non-specific allocation methodology is based on each Client's specific unbillable experience compared to the total specific unbillable amount for each particular Telco.

ADJUSTMENTS 45O1XX:
-------------------
     PASS # 1-FULL KEY:  BILL TO NUMBER (BTN)
                         Originating Number Terminating Number Call Date Call Time (seconds excluded)
                         Call Duration (seconds excluded)

An adjustment call record that matches a history record based on the above Full Key is considered matched and is returned to the Client with the original call record that it matched.

     Pass # 2-Partial Key:    Bill To Number (BTN) - Optional\Required
                              Originating Number   - Optional\Required
                              Terminating Number   - Optional
                              Call Date            - Optional
                              Call Time            - Optional
                              Call Duration        - Optional


                                   - CONFIDENTIAL -                      Page 21

                                 EXHIBIT "II-B"

                                  TELCO RETURNS
                                  -------------
                    Matching Process & Allocation Methodology
                   ------------------------------------------

An adjustment call record that matches a history record based on matching a minimum of four (4) keys, which must include one (1) of the Optional\Required keys in the above Partial Key, is considered matched and is returned to the Client with the original call record that it matched. The adjustment amount may not be greater than the history record amount.

     Pass # 3- Matrix Key:    Bill To Number (BTN) - Optional/Required
                              Originating Number   - Optional/Required
                              Terminating Number   - Optional/Required
                              Call Date            - Optional
                              Call Time            - Optional
                              Call Duration        - Optional

An adjustment call record that matches a history record based on matching a minimum of four (4) keys, which must include one (1) of the Optional/Required keys in the above Matrix Key is considered matched and is returned lo the Client with the original call record' that it matched, The adjustment amount may not be greater than the history record amount.

All BTN's contained in Telco Returns are compared to a BTN split table to determine if BTN was involved in an area code split. If the BTN was involved in an area code split, the previous & current NPA is utilized in the matching process.

All adjustment call records that fail the Full, Partial or Matrix Key matching process are combined with the 4550XX adjustment records and are matched utilizing the Bulk Match process,

ADJUSTMENTS 455OXX:
-------------------
     Bulk Match Key:     Bill To Number (BTN)
                         Call Date
                         CIC

Bulk logic is a one-to-many matching process and utilizes the call date to
                -----------
determine the calls eligible for matching. All call dates equal or older than
                                                          --------------
the Telco taps date are considered eligible. Matching is conducted in LIFO order up to the value of the adjustment call record. Matched call records are eliminated from the eligible pool after they have been adjusted to their original value, This elimination is based on the process run dale regardless of the number of files (tapes) being processed for a given Telco within a particular run.

An adjustment call record that matches a history record based on Bulk Match logic is returned to the Client with the original call record or records that it matched. Because the Bulk Match logic will allow matching to many records, it also allows matching to one or more Clients. Therefore, the returned 4550XX adjustment record may be included in more than one Clients return detail information.

If the total combined matched data is less than the adjustment amount charged by the Telco, a non-specific allocation is applied to the shortfall. The non-specific allocation methodology is based on each Client's specific adjustment percentage in comparison to the total specific adjustment.


                                   - CONFIDENTIAL -                      Page 22

                                  EXHIBIT "II-B"
                                  TELCO RETURNS
                                  -------------
                    MATCHING PROCESS & ALLOCATION METHODOLOGY
                    -----------------------------------------

If the Telco fails to provide data for the End-User adjustments, and therefore no matching can be performed for that particular Telco, EBI will utilize the following methodology to allocate the adjustment amount reflected on the Telco PAR statement. The non-specific allocation methodology is based on the understanding that when a Telco reports End-User adjustments on the PAR statement, those adjustments are generally related to billings from both the PAR month and the month prior to the PAR month. Therefore, EBI uses each Client's billing activity for these two months, coupled with an historical adjustment percentage for each Client, as the basis for the allocation of the nun-specific adjustments.

For instance, if the Telco reports End-User adjustments on the October PAR statement, EBI would use June, July and August to derive an historical adjustment experience percentage by Client, This would result in a basis for allocation applied to September and October billing which would generate the non-specific allocation percentage for each Client that is utilized in the reconciliation of the October PAR.

To determine the non-specific adjustment allocation percentage for each Client, EBI performs the following steps:

     Step 1 - Identify all Clients that deposit to that particular Telco for the given two-month period.

     Step 2- Determine the actual billings deposited for each Client to that particular Telco as the basis for allocation.

     Step 3 - For all Clients identified in Step 2, determine the historical adjustment percentage. This percentage is based on the Telcos that have provided each Client with a 50% or higher of detailed adjustments.

     Step 4 - Multiply the actual billings amount in Step 2 by the historical adjustment percentage in Step 3 for each Client.

     Step 5- Determine each Client's percentage of the sum total of the Step A calculation.

     Step 6 - Allocate the non-specific adjustment for that particular Telco based on the weigh led percentages determined in Step 5.

For example, XYZ Telco has applied $50,000 adjustment amount to the PAR without supporting data. The Clients who deposited in XYZ Telco would receive allocation in the following manner:


                                   - CONFIDENTIAL -                      Page 23

                                 EXHIBIT "II-B"
                                  Telco Returns
                                  -------------
                    Matching Process & Allocation Methodology
                    -----------------------------------------


Step 1      Step 2     X      Step 3       =    Step 4             Step 5              Step 6
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
Client #  Billings-        Historical          Step 2 x         Each Clients'       $ Allocated
          Deposited        Adjust %            Step 3         contribution in        (% in Step
          With XYZ         Telco >50%                        relation to total           5x
          Telco for        supporting                     in Step 4 (% of 123,200)    $ 50,000)
          Sept &           detail for
          October          June, July &
                           August
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
111       $   55,000  X              10%    =  $   5,500                     4.46%  $     2,230
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
222       $  160,000  X              15%    =  $  24,000                    19.48%  $     9,740
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
333       $   35,000  X              22%    =  $   7,700                     6.25%  $     3,125
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
445       $  220,000  X              35%       $  77,000                     62.5%  $    31,250
--------  ----------  --- -------------  ----  ---------  ------------------------  ------------
555         3300,000  X               3%    =  $   9,000                     7.31%  $     3,655
--------  ----------  --- -------------  ----  =========  ========================  ============
                                               $ 123,200                   100.00%  $    50,000
                                               ---------  ------------------------  ------------



Uncollectibles 4601XX & 4650XX (Used for True-Ups):
---------------------------------------------------

     Write-Off Match Logic:     Bill To Number (BTN)
                                Call Date
                                CIC

Uncountable write-off logic is a one-to-many matching process and utilizes the write-off date to determine the calls eligible for matching. All call dates equal or. older than the write-off record date are considered eligible. Matching is conducted in "last-in-first-out" order up to the value of the write-off record. Matched call records eliminated, from the eligible pool after they have been adjusted to their original value. This elimination is based on the process run date regardless of the number of files (tapes) being processed for a given Telco for a particular run.

A write-off record that matches a history record based on write-off logic is returned to the Client with the BTN, write-off date and matched amount. The total of all matched write-offs is referred to as the "Specific Write-Off".

If the total of all Client's Specific Write-Offs is less than the write-off amount charged by the Telco, a "Non-Specific Write-Off" is applied to each Client for the shortfall. The Non-Specific Write-Off is based on each Client's Specific Write-Off in comparison to the total of all Specific Write-Offs. For example, if a Client's Specific Write-Off is 10% of the total of all Specific Write-Offs, then they will be allocated a Non-Specific Write-Off of 10% of the aforementioned shortfall. The Client's Specific Write-off and Non-Specific Write-Off together make up the Client's "Write-Off Allocation" for a particular True-Up.

If the Telco fails to provide adequate data for the write-off matching and, therefore, no matching can be performed for that particular Telco, EBI will utilize the following methodology to determine the Write-Off Allocation, used to apply the write-off amount reflected on the Telco PAR statement. Client will only be responsible for the write-off for customers it billed (BTN's). This non-specific write-off allocation methodology is based on each Client's experience of detailed write-offs over a 12 month period, for Telcos that do provide write-off detail, coupled with each Client's billing activity for the three months prior to the Telco write-off date.


                                   - CONFIDENTIAL -                      Page 24

                                 EXHIBIT "II-B"
                                  Telco Returns
                                  -------------
                    Matching Process & Allocation Methodology
                    -----------------------------------------

To determine the non-specific write-off allocation percentage for each Client, EBI performs the following steps:

     Step 1 - Identify all Clients that deposited to that particular Telco for the applicable months.

     Step 2- Identify each Client's deposited dollars to that particular Telco for the applicable month:.

     Step 3 - For ail Clients identified in Step 1, determine each Client's historical write-off percentage based on the various Telcos that have provided each Client with 50% or greater of actual write-off detail over a 12 month period.

     Step 4- Multiply the deposit amount in Step 1 by the write-off percentage in

     Step 3 For each Client.

     Step 5 - Determine each Client's percentage of the sum total of the Step 4 calculation.

     Step 6 -Allocate the non-specific write-off amount for the Telco based on the weighted percentage:-. determined in Step 5.

For example, XYZ Telco has applied 350,000 write-off amount to the PAR statement without supporting detail. The Clients who deposited in XYZ Telco for this time period would receive allocation of the 550,000 in the following manner:


Step 1      Step 2     X     Step 3      =    Step 4             Step 5              Step 6
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------

Client #  Actual           Historical        Step 2 x         Each Clients'       $ Allocated
          Billing          Write-Off %       Step 3          contribution in       (% in Step
          Deposited        Telco >50%                      relation to total            5x
          In XYZ           supporting                   in Step 4 (% of 123,200)  $    50,000)
          Telco            detail
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
111       $   55,000  X            10%    =  $   5,500                     4.46%  $     2,230
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
222       $  160,000  X            15%    =  $  24,000                    19.48%  $     9,740
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------

--------  ----------  --- ------------- ---- ---------  ------------------------  ------------

--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
333       $   35,000  X            22%    =  $   7,700                     6.25%  $     3,125
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------

--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
445       $  220,000  X            35%       $  77,000                     62.5%  $    31,250
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
555         3300,000  X             3%    =  $   9,000                     7.31%  $     3,655
--------  ----------  --- ------------- ---- ---------  ------------------------  ------------
                                             $ 123,200                   100.00%  $    50,000
                                                        ------------------------  ------------

True-Up Procedure:

Once Clients Write-Off Allocation has been determined, it is compared to the Telco Holdback reserved for (he period being trued-up, and the difference, if any, is reported on a True-Up Summary report. A positive difference (i.e. Telco Holdback was greater than the Write-Off Allocation) will be remitted to Client, while 3 negative difference (i.e. Telco Holdback was less than the Write-Off Allocation) will be paid by Client.


                                   - CONFIDENTIAL -                      Page 25

                                 EXHIBIT "II-C"
                    DELIVERY Schedule of Reports & Data Files
                    -----------------------------------------

          The following reports and data files are available via FTP:

Report/Data File                          Day Available
----------------                          -------------
Confirmation Report                       Within 24 hours of Client posting
Call Acceptance Transmittal Data File     Friday and/or Tuesday by 5:00pm PST
Edit Reject Data File                     Friday and/or Tuesday by 5:00pm PST

IGT Inquiry Services Data Files           Monday After 5:OQpm PST
IGT Cancellation Request Data Files       Monday thru Friday (if applicable) by 5:00pm PST

Telco Unbillable Data Files               Friday After 5:00pm PST
Telco Adjustment Data Files               Friday After 5:00pm PST
Credit Unbill Data File                   Thursday After 5:00pm PST

Telco Uncollectable Data Files            Friday by 5:00pm PST

Payment Summary Data File                 Thursday After 5:00 PST
Payment Unbill Data File                  Thursday After 5:00 PST
Payment Recourse\Holdback Data File       Thursday After 5:00 PST



The Following reports are available on
--------------------------------------
the online web directory
------------------------

Deposit
-------
Call Acceptance Summary                   Friday and/or Tuesday by 5:00pm PST
Special Message Summary                   Friday and/or Tuesday by 5:00pm PST


Chargeback                                Monday After 5:00pm PST
----------
Integretel Adjustment Summary             Monday After 5:00pm PST
Integratel inquiry Comments               Monday After 5:00pm PST
LEG Adjustment Summary                    Monday After 5;00pm PST
LEG Unbills Summary                       Monday After 5:00pm PST
LEG Write Off Summary                     Monday After 5:00pm PST
LEG Recovery Summary


Settlement                                Wednesday After 5:00pm PST
----------
Monthly Performance Status Report         Wednesday After 5:00pm PST
Settlement Statement Report               Wednesday After 5:00pm PST
Settlement Status Report                  Wednesday After 5:00pm PST
Settlement Status Excef Spreadsheet       Wednesday After 5:00pm PST
Payment Summary Report                    Wednesday After 5:00pm PST
Payment Summary Excel Spreadsheet         Wednesday After 5:00pm PST
Unbiil Report                             Wednesday After 5:00prn PST
Unbiil Excel Spreadsheet                  Wednesday After 5:00pm PST
Recourse\Holdback Report                  Wednesday After 5:00pm PST
Recourse\Holdback Excel Spreadsheet       Wednesday After 5:00pm PST
True-Up Summary Reports                   Wednesday After 5:00pm PST
Telco Returns Detail Listing Spreadsheet  Wednesday After 5:00pm PST
Detail Reconciliation Report              Wednesday After 5:00pm PST
True up Summary (Actual) Report


                                   - CONFIDENTIAL -                      Page 26

                                                       EXHIBIT "II-D"
                                                        Telco Fees
                                                        ----------

                                                       Interstate  Interstate  Bulk 4250   SSM 010118  Pay/Call 010116   End-User
Telco Group        SID     Telco Name     Bill Render   Per Msg.    Per Msg.    Per MSg.    Per Msg.       Per Msg.       Adjust
Ameritch           9321  Ohio Bell             0.4879      0.0535      0.0535     0.1070       0.1070           0.2996       9.63
                   9323  Michigan Bell         0.4560       0.050       0.050      0.100        0.100           0.2800       9.00
                   9325  Indiana Bell          0.4560       0.050       0.050      0.100        0.100           0.2800       9.00
                   9327  Wisconsin Bell        0.4560       0.050       0.050      0.100        0.100           0.2800       9.00
                   9329  Illinois Bell         0.4560       0.050       0.050      0.100        0.100           0.2800       9.00
Verizon            9102  New Eng Tel           1.1100       0.020       0.020     0.1350       0.1350           0.2500      15.00
                   9104  New York Tel          1.1100       0.020       0.020     0.1350       0.1350           0.2500      15.00
                   9205  New Jersey Tel        1.1100       0.020       0.020     0.1350       0.1350           0.2500      15.00
                   9208  Bell Penn.            1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   9210  Diamond State         1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   9211  C&P DC                1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   9212  C&P MD                1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   9213  C&P VA                1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   9214  C&P WVA               1.1100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
Bell South         9417  Bell South            0.5170      0.0390      0.0390   .079+2.5%      0.0390         .079+2.5%      6.40
GTE Companies       169  GTE North             0.9100      0.0200      0.0200      0.135        0.135           0.2500      15.00
                    328  GTE Florida           0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                    479  GTE South             0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   2080  GTE S-West            0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   2319  GTE California        0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   2320  GTE West              0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   2416  GTE N-West            0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   3100  GTE Hawaii            0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
GTE Contel          170  GTE N-Contel          0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                    480  GTE S-Contel          0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
                   2081  GTE SW Contel         0.9100      0.0200      0.0200     0.1350       0.1350           0.2500      15.00
Citizens Tel       2308  Citizens Tel               -       .1275       .1275      .3775        .1275           0.3775          -
Pacific Bell       9740  Pacific Bell           .3632      0.0300                                               0.2800       9.00
Nevada Bell        9742  Nevada Bell           0.4632      0.0300                                               0.6500       9.00
Southwestern Bell  9533  S-West Bell           0.4132      0.0300      0.0300     0.2800       0.3000           0.2500       9.00

U.S. West          9631  North West Bell       1.4500      0.0000      0.0000     0.0000       0.0000           0.0000      1.250
                   9636  Mountain Bell         1.4500      0.0000      0.0000     0.0000       0.0000           0.0000      1.250
                   9638  PAC N-W Bell          1.4500      0.0000      0.0000     0.0000       0.0000           0.0000      1.250
Antel              9995  Alltel                0.6890      0.0925      0.0925     0.0925       0.0925           0.0975          -
Cincinnati Bell    9348  Cincinnati Bell       0.7300      0.3300      0.3300     0.3300       0.3300           0.0330      15.00
Illuminet          9999  Illuminet                  -       0.800       0.800      0.800        0.800            0.800          -
NECA               9996  NECA                       -       0.550       0.550      0.550        0.550            0.550          -
SNET               9147  SNET                  0.5533      0.1174      0.1174     0.1174       0.1174           0.2968          -
Sprint United       341  United Florida        0.4100       0.200       0.200      0.200        0.200            0.200       2.00
                    470  Carolina AT&T         0.4100       0.200       0.200      0.200        0.200            0.200       2.00
                    832  United Indiana        0.4100       0.200       0.200      0.200        0.200            0.200       2.00
                   9993  United Midwest        0.4100       0.200       0.200      0.200        0.200            0.200       2.00
Telcom Canada      8050  Telcom Canada              -       0.560       0.560      0.560        0.560            0.560          -

Above information is current at the time of printing and is to be used for informative purposes only. The information contained in this exhibit is consisten, permanent, all inclusive and/or final and is subject to change without notice.

The US West End-User Adjustment Fee is based on each line item adjusted


                                   - CONFIDENTIAL -                      Page 27

                SCHEDULE VI - SERVICE Order for END-USER INQUIRY
                ------------------------------------------------

          This Service Order for End-User Inquiry ("Service Order") shall be effective as of the Effective Date of the Agreement ("Order Date") and shall remain in full force and effect as long as there is in effect a valid service order for either PhoneBill or DirectBill services.

          1.     SERVICE ORDER SUMMARY. This Service Order shall generally
                 ----------------------
include: i) Referral or transfer of End-User inquiries to Client, ii) Handling by EBI of End-User Inquiries under certain circumstances in accordance with Inquiry Guidelines and Inquiry Standards, each as defined herein.
          2.     CLIENT-HANDLED INQUIRIES. Client may elect, by written notice
                 -------------------------
to EBI, to provide Us own End-User Inquiry support provided, however, that Client is able to continually meet the performance requirements set forth on
Exhibit Vl-A (the "Inquiry Standards"), attached hereto. EBI shall refer or transfer End-User Inquiries to Client based on mutually agreeable procedures. Notwithstanding the previous sentence, in the event that an End-User refuses to be referred or transferred to Client or otherwise initiates a subsequent Inquiry and expresses dissatisfaction with Clients handling of such End-User's original Inquiry, than EGI may handle such subsequent Inquiry in accordance with the Inquiry Guidelines. If EBI determines, in its reasonable discretion, that Client's End-User Inquiry support is unsatisfactory, EBI may elect to provide End-User Inquiry support immediately upon written notice to Client.

          3.     EHANDLED INQUIRIES. in the event Client has not elected to
                 -------------------
handle End-User Inquiries or if otherwise Client has been unable to meet the performance requirements set forth above, then EBI shall handle End-User Inquiries in accordance with its standard procedures or otherwise as mutually agreed to by the parties (the "Inquiry Guidelines"). Client agrees to cooperate with EBI with respect to End-User Inquiries including, without limitation, providing originating numbers, locations, applicable rate tables, and detailed written and/or electronic End-User authorizations, such as letters of agency, as requested by EBI. EBI and Client shall establish a contact within each organization for the purpose of resolving End-User Inquiries. When subscription authorization is required, Client shall provide EBI with a toll-free number and/or a data file to access End-User subscription information.

               (a)     Adjustments. EBI shall use reasonable efforts to sustain
                       ------------
billing charges in accordance with the inquiry Guidelines. However, EBI shall not be required hereunder to commence any litigation or take any other form of action to enforce collection of bills rendered to End-Users except as expressly provided in an applicable service order between the parties.

               (b)     Regulatory Complaints. EBI shall respond to any
                       ----------------------
regulatory complaints made by End-Users and forwarded to EBI by a regulatory agency and shall provide a copy of such response to Client upon request.

  {- End of Schedule VI. Exhibits follow. Remainder of page intentionally left blank. -}


                                   - CONFIDENTIAL -                      Page 28

                                 EXHIBIT "VI-A"
                                INQUIRY STANDARDS
                                -----------------

End-User inquiry shall be performed by Client or EBI (each in this context a "Provider") in accordance with the following Inquiry Standards:

1. Provider shall maintain a toll-free telephone number through which End-User's initiate inquiries. Where practical, such number shall be prominently displayed on the End-User's bill.

2. Provider shall answer 80% of all End-User Inquiries, with a live Client service agent, within 90 seconds.

3. Provider shall have adequate Client service staff available to support End-User Inquiries between the hours of 8:00 am and 5:00 pm for all time zones where End-Users reside.

4. Provider shall not allow calls to be routed to a voicemail! function during required service hours (live agent must answer all calls).

5. Provider shall maintain a call abandon rate less than or equal to 5% of inbound calls.

6. Provider shall respond to written End-User Inquiries, in writing, within 15 days of receipt.


                                   - CONFIDENTIAL -                      Page 29

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.


EBILIT, INC. (EBI)                           TELCO BILLING, INC. (CLIENT)

By:       Joe  Lymon                         By:           Angelo  Tullo
       --------------------                            ---------------------
Name:     Joe  Lymon                         Name:         Angelo  Tullo
       --------------------                            ---------------------
Title:       CEO                             Title:          PRESIDENT
       --------------------                            ---------------------
Date:       1-2-03                           Date:            12/6/02
       --------------------                            ---------------------




                                   - CONFIDENTIAL -                      Page 30